Exhibit 99.1

SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS

This Severance Agreement and Release of All Claims (this “Agreement”) is made and entered into by and between Thomas M. Galanty (hereinafter referred to as “Employee” or “Galanty”) and Progressive Gaming International Corporation, formerly known as Mikohn Gaming Corporation (the “Company” or “PGIC”).

W I T N E S S E T H:

WHEREAS, Galanty and PGIC are parties to an Employment Agreement entered into on June 6, 2005;

WHEREAS, Galanty is employed by PGIC as its Executive Vice President of Global Technology, Marketing, and Operations;

WHEREAS, Galanty and PGIC wish to terminate their employment relationship;

WHEREAS, the parties have agreed that Galanty’s employment with PGIC will terminate effective October 29, 2008; and

WHEREAS, Galanty and PGIC desire to settle fully and finally all potential issues and claims that may exist between them;

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed by and between the parties as follows:

1.	No Admission. This Agreement and compliance with this Agreement shall not be construed as an admission by the Company of any liability whatsoever, or as an admission of any violation of Employee’s rights or the rights of any person, or the violation of any order, law, statute, duty, or contract whatsoever against Employee or any person. The Company specifically disclaims any liability to Employee or to any other person for any alleged violation of the rights of Employee or any person, or for any alleged violation of any order, law, statute, duty, or contract on the part of the Company, its employees or agents or related companies or their employees or agents.

2.	Waiting Period. Employee understands that he is permitted at least forty-five (45) days from the day he received this Agreement, not counting the day received, to consider whether he wishes to sign this Agreement. Employee further acknowledges that if he signs this Agreement before the end of the forty-five (45) day period, it will be his personal, voluntary decision to do so and that he has not been pressured to make a decision sooner. By signing on any date prior to the expiration of the forty-five (45) day period, Employee voluntarily elects to forego waiting forty-five (45) days to sign this Agreement. Employee understands and agrees that any changes made following his receipt of this Agreement, whether material or immaterial, do not restart the running of the 45-day consideration period.

3.	Consideration. In consideration for entering this Agreement, Company agrees to provide to Employee the following:

a.	Between ten (10) days and fourteen (14) days after Employee delivers to the Company an executed copy of this Agreement and so long as Employee has not exercised his right of revocation as described in paragraph 8.h below, the Company will pay to Employee severance in the gross amount of $668,119.92, which is a sum equal to Employee’s Base Salary for the most recent 24 months, less applicable and appropriate withholdings customarily withheld from payroll (the “Severance Amount”), with such amount to be paid in accordance with PGIC’s normal payroll practices (which as of the date of this agreement is payment every 2 weeks); provided, however, the Company has the option to pay the severance amount to employee in a lump sum, in which case the amounts paid to Employee shall be reduced as follows:

i.

In the event the company provides a lump-sum payment to Employee of severance amounts within the first 3 months of Employee’s effective date of termination, PGIC shall pay to Employee the gross amount of $501,089.94, which is a sum equal to Employee’s Base Salary for the most recent 18 months, less applicable and appropriate withholdings customarily withheld from payroll (the “1st Option Severance Amount”); or

ii.

In the event the company provides a lump-sum payment to Employee of severance amounts after the 3rd full month of the effective date of Employee’s termination but before the expiration of the 6th full month after the effective date of Employee’s termination, PGIC shall pay to Employee the gross amount of $556,766.60, which is a sum equal to Employee’s Base Salary for the most recent 20 months, less applicable and appropriate withholdings customarily withheld from payroll (the “2nd Option Severance Amount”).

Prior to any lump-sum payment being made hereunder, PGIC shall make payments as provided herein with such amount to be paid in accordance with PGIC’s normal payroll practices.

b.	As of the date of this Agreement, Employee has been granted various Common Stock options during his Employment with PGIC with exercise prices as provided in each such grant. All of Employee’s Common Stock options granted as of the date of this Agreement shall vest fully on the effective date of this Agreement. Employee shall have not less than ninety (90) days to exercise any Common Stock options which are vested as of the effective date of termination of his employment with the Company.

c.	Company shall provide Employee an amount equal to Employee’s COBRA health insurance premiums for the 24 month period beginning the first day of the month that Employee’s medical benefits with the Company cease following termination of his employment, which amount is currently $1,929.59 per month, with such amounts to be in accordance with PGIC’s normal payroll practices less any applicable and appropriate withholdings.

d.	Company shall pay an agreed upon outplacement company directly for reasonable expenses associated with outplacement employment activities for Employee, with such amount not to exceed $25,000.

e.	Company shall also pay Employee the sum of $25,000 within fourteen (14) days of execution of this Agreement (including a “gross up” amount to cover Employee’s personal income taxes payable in connection with this particular sum) for Employee’s relocation costs.

f.	As of the date of this Agreement, Employee has been granted various amounts of restricted stock that are governed by and vest in accordance with the terms of Company’s restricted stock plan. All of Employee’s unvested restricted shares shall continue to vest fully in accordance with the Company’s Restricted Stock Grant Agreement.

g.	The above stated consideration will serve to constitute full and complete settlement of all claims and potential claims against the Company to which he is not otherwise entitled to receive. Employee agrees that the foregoing payments shall constitute the entire amount of monetary consideration provided to him under this Agreement and that he will not seek any further compensation for any other claimed damage, costs, or attorneys’ fees in connection with the matters encompassed in this Agreement or under the terms of the Employment Agreement entered June 6, 2005.

h.	Employee acknowledges and agrees that the Company has made no representations to him regarding the tax consequences of any amounts received by him pursuant to this Agreement. Employee agrees to pay federal or state taxes, if any, which are required by law to be paid with respect to the Severance Amount or other benefits received pursuant to this Agreement. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental entity against the Company for any amounts claimed due on account of this Agreement or pursuant to claims made under any federal or state tax laws, and any costs, expenses or damages sustained by the Company by reason of any such claims, including any amounts paid by the Company as taxes, attorneys’ fees, deficiencies, levies, assessments, fines, penalties, interest or otherwise.

i.	Employee represents that prior to the receipt of any amounts or benefits set forth in this Agreement, he will return to the Company all files, records, documents, drawings, specifications, client lists, equipment and property, any and all inventory, graphics, designs, and similar items relating to the business of the Company.

4.	No Pending Actions. Employee represents that he has not filed any complaints, claims, or actions against the Company, its officers, agents, directors, supervisors, employees, or representatives with any state, federal, or local agency or court as of the date of execution of this Agreement.

5.	Non-Disparagement and Confidentiality.

a.	Employee and Company agree not to make defamatory or disparaging statements about the other party, including any owners, officers, executives or employees which denigrate the other’s services, financial status, or operation, or which in any way damages the other in any business or professional relationship. Failure to abide by this provision shall be a material breach of this Agreement.

b.	Employee and Company agree that they will keep the fact, terms, and amount of this Agreement completely confidential and that they will not hereafter disclose any information concerning this Agreement to anyone other than their respective attorneys and/or tax advisors, provided that any party hereto may make such disclosures as are required by law and as are necessary for legitimate law enforcement or compliance purposes. In the event any such disclosure is required, the party required to make such disclosure shall promptly inform the other party of any such disclosure requirement in order to provide the non-disclosing party an opportunity to dispute the necessity of such disclosure.

c.	Employee agrees and acknowledges that he continues to be bound by the following provisions of the Employment Agreement entered into on June 6, 2005: Paragraph 7 (“Covenant of Confidentiality”), Paragraph 8 (“Covenant of Non-Disclosure”), Paragraph 9 (“Covenant of Non-Solicitation”); Paragraph 10 (“Covenant of Cooperation”), Paragraph 11 (“Covenant Against Competition”), Paragraph 12 (“Rights to Inventions”), Paragraph 13 (“Remedies”) Paragraph 14 (“Survivability”) and Paragraph 15(a) (“Arbitration”).

6.	Release. Employee hereby irrevocably and unconditionally releases and forever discharges the Company and each and all of its officers, agents, directors, supervisors, employees, representatives, parent, subsidiary, and affiliated companies and their successors and assigns and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “claim” or “claims”) which Employee at any time heretofore had or claimed to have or which Employee may have or claim to have regarding events that have occurred as of the date of this Agreement, including, without limitation, any and all claims related or in any manner incidental to Employee’s employment with the Company, the termination of the employment relationship therefrom, or with respect to the Employment Agreement entered into by the parties on June 6, 2005. It is expressly understood by Employee that among the various rights and claims being waived in this release are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.). This Release excludes any claims which cannot be released by private agreement.

7.

Waiver. The parties understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively all claims arising out of Employee’s employment with the Company, the termination of that employment relationship, or the Employment Agreement entered into by the parties on June 6, 2005. All such claims (including related attorneys’ fees and costs) are forever barred by this Agreement, without regard to whether those claims are based on any alleged breach of a duty arising in a statute, contract, or tort; any alleged unlawful act, including, without limitation, the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; Title VII of the Civil Rights Act of 1964; the Americans With Disabilities Act; and Nevada state laws prohibiting discrimination in employment including, but not limited to NRS 613.300 et seq. Employee, with full understanding of the rights afforded to him under each of these Acts, statutes and claims for relief, hereby waives any right to assert a claim for any relief available under these Acts, statutes or claims (including but not limited to back pay, attorneys’ fees, damages, reinstatement and/or other injunctive relief) that he may otherwise recover based upon any alleged violation(s) of these Acts, or any other claim or cause of action regardless of the forum in which it might be brought.

8.	Employee’s Representations. Employee understands and agrees that he:

a.	Has had a full forty-five (45) days within which to consider this Agreement before executing it.

b.	Has received information about the job titles and ages of those in his organizational unit who are affected by this reduction in force, as well as those who are not. This information is attached as Appendix A. This layoff program is applicable to those employees selected for the reduction in force. The layoff program is available to employees for 45 days from the date they are notified of their layoff.

c.	Has carefully read and fully understands all of the provisions of this Agreement.

d.	Is, through this Agreement, releasing the Company from any and all claims he may have against the Company.

e.	Knowingly and voluntarily agrees to all of the terms set forth in this Agreement.

f.	Knowingly and voluntarily intends to be legally bound by the same.

g.	Was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of his choice prior to executing this Agreement.

h.	Has a full seven (7) days following the execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired. Employee acknowledges and agrees that such revocation must be received via hand delivery, facsimile, or overnight express delivery to Robert B. Ziems, Executive Vice President, General Counsel and Corporate Secretary.

i.	Understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) that may arise after the date this Agreement is executed are not waived.

9.	Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof. The parties hereto represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any representation or statement made by any of the parties or by any of the parties’ agents, attorneys, or representatives with regard to the subject matter, basis, or effect of this Agreement or otherwise, other than those specifically stated in this Agreement.

10.	Assignment. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Employee expressly warrants that he has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement.

11.	Enforceability. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

12.	Choice of Law. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. Additionally, this Agreement shall be governed by the laws of the State of Nevada.

13.	Counterparts. This Agreement may be executed in counterparts with the same force and effect as if all signatures were set forth in a single instrument. This Agreement may be executed on facsimile copies with the same force and effect as an executed original of the same.

Dated: October 27, 2008		/s/ Thomas M. Galanty
THOMAS M. GALANTY

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

Dated: October 27, 2008	By:	/s/ Robert B. Ziems
Robert B. Ziems
Executive VP, General Counsel, & Secretary